================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A-1

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  JANUARY 30, 1995


                         [CAMPBELL SOUP COMPANY LOGO]


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   NEW JERSEY
                             STATE OF INCORPORATION

                                     1-3822
                            (COMMISSION FILE NUMBER)

                                   21-0419870
                       I.R.S. EMPLOYER IDENTIFICATION NO.


                                 CAMPBELL PLACE
                         CAMDEN, NEW JERSEY  08103-1799
                          PRINCIPAL EXECUTIVE OFFICES

                        TELEPHONE NUMBER: (609) 342-4800


================================================================================

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired: See pages F1 through F28 of this Report.

(b) Pro Forma Financial Information:

The following unaudited pro forma financial statements give effect to the acquisition by Campbell Soup Company of Pace Foods, Ltd. in a transaction to be accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of Campbell Soup Company and Pace Foods, Ltd. and has been prepared to reflect the acquisition by Campbell Soup Company of Pace Foods, Ltd. as of October 30, 1994. The unaudited pro forma statements of earnings are based on the individual statements of earnings of Campbell Soup Company and Pace Foods, Ltd; and combine the results of operations of Campbell Soup Company and Pace Foods, Ltd. (acquired by Campbell Soup Company as of January 30, 1995) for the year ended July 31, 1994 and for the three months ended October 30, 1994 as if the acquisition had occurred on August 1, 1993 and July 31, 1994, respectively. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Campbell Soup Company and Pace Foods, Ltd.

                             CAMPBELL SOUP COMPANY
                        PRO FORMA COMBINED BALANCE SHEET
                             as of October 30, 1994
                                 (in millions)
                                  (unaudited)

                                                                                     Pro Forma
                                                                CSC       Pace      Adjustments       Combined
                                                                ---       ----      -----------       --------
Current Assets
   Cash and cash equivalents                                 $    88      $   8      $   (36) (f)     $   60
   Other temporary investments                                    14         19                           33
   Accounts receivable                                           783         51                          834
   Inventories                                                   888          8                          896
   Prepaid expenses                                              157          1                          158
- -------------------------------------------------------------------------------------------------------------------
       Total current assets                                    1,930         87          (36)          1,981
- -------------------------------------------------------------------------------------------------------------------
Plant assets, net of depreciation                              2,462         25           20 (a)       2,507
Intangible assets, net of amortization                           681          4          992 (b)       1,677
Other assets                                                     456          6                          462
- -------------------------------------------------------------------------------------------------------------------
       Total assets                                          $ 5,529      $ 122      $   976          $6,627
===================================================================================================================

Current Liabilities
   Notes payable                                             $   644      $  30      $   740 (c)      $1,414
   Payable to suppliers and others                               491          9                          500
   Accrued liabilities                                           626          5                          631
   Dividend payable                                               71          -                           71
   Accrued income taxes                                          169          5                          174
- -------------------------------------------------------------------------------------------------------------------
       Total current liabilities                               2,001         49          740           2,790
- -------------------------------------------------------------------------------------------------------------------

Long-term debt                                                   574          -          300 (d)         874
Nonpension postretirement benefits                               411          -                          411
Other liabilities                                                388          9                          397
- -------------------------------------------------------------------------------------------------------------------
       Total liabilities                                       3,374         58        1,040           4,472
- -------------------------------------------------------------------------------------------------------------------

Shareowners' equity
   Capital stock                                                  20         60          (60) (e)         20
   Capital surplus                                               159          -                          159
   Retained earnings                                           2,487          4           (4) (e)      2,487
   Treasury stock                                               (555)                                   (555)
   Currency translation adjustment                                44                                      44
- -------------------------------------------------------------------------------------------------------------------
       Total shareowner's equity                               2,155         64          (64)          2,155
- -------------------------------------------------------------------------------------------------------------------
       Total liabilities and shareowners' equity             $ 5,529      $ 122      $   976          $6,627
===================================================================================================================

                             CAMPBELL SOUP COMPANY
                        PRO FORMA COMBINED BALANCE SHEET
                             As of October 30, 1994
                                 (in millions)





NOTE 1: The pro forma balance sheet has been prepared to reflect the acquisition of Pace Foods, Ltd. by Campbell Soup Company for an aggregate price of $1,076.



NOTE 2: The Company is in the process of obtaining appraisals of certain assets acquired from Pace Foods, Ltd. A final allocation of the purchase price will be determined after completion of the appraisals and other studies.



The pro forma adjustments are made to reflect the following:

        (a) The net assets of Pace at estimated fair value at the acquisition date

        (b) The excess of acquisition cost over the fair value of net assets acquired

        (c) The issuance of commercial paper necessary to complete the purchase acquisition

        (d)       $300 in 7.75% Euronotes maturing on February 27, 1997

        (e)       The elimination of shareowners' equity accounts of Pace

        (f)       Reduction of acquisition debt from $1,076 to $1,040

                             CAMPBELL SOUP COMPANY
                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                        for the Year Ended July 31, 1994
                                 (in millions)
                                  (unaudited)

                                                                                  Pro Forma
                                                 CSC               Pace          Adjustments       Combined
                                                 ---               ----          -----------       --------
 Net sales                                      $6,690               $225                           $6,915

 Costs and expenses

    Cost of products sold                        3,978                113           2  (a)           4,093

    Marketing and selling expenses               1,269                 59                            1,328

    Administrative expenses                        297                 13          (6) (b)             304

    Research and development                        78                  -                               78

    Interest expense                                74                  2          74  (c)             150

    Interest income                                (10)                (4)                             (14)

    Other expense                                   41                  -          25  (d)              66
- ------------------------------------------------------------------------------------------------------------------
         Total costs and expenses                5,727                183          95                6,005
- ------------------------------------------------------------------------------------------------------------------

 Earnings before taxes                             963                 42         (95)                 910

 Taxes on earnings                                 333                 15         (37) (e)             311
- ------------------------------------------------------------------------------------------------------------------
 Net earnings                                     $630               $ 27        $(58)                $599
==================================================================================================================


 Earnings per share                              $2.51                                               $2.39
==================================================================================================================

 Shares outstanding                                251                                                 251
==================================================================================================================


                   Note 1: The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition outlined in Note 1 to the pro forma balance sheet.

                               The pro forma adjustments are made to reflect the following:

                               (a) Additional annual depreciation resulting
                                   from increased basis of plant assets

                               (b) Nonrecurring executive compensation

                               (c) Annual interest charges on $300  7.75%
                                   Euronotes and on $740 in 6.9% commercial paper

                               (d) Annual amortization of goodwill on a
                                   straight-line basis

                               (e) Reduction of federal and state income taxes
                                   relating to above adjustments

                             CAMPBELL SOUP COMPANY
                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                  for the Three Months Ended October 30, 1994
                                 (in millions)
                                  (unaudited)

                                                                                   Pro Forma
                                                    CSC              Pace         Adjustments         Combined
                                                    ---              ----         -----------         --------
 Net sales                                       $1,864               $66                               $1,930

 Costs and expenses

    Cost of products sold                         1,088                32           1  (a)               1,121

    Marketing and selling expenses                  339                16                                  355

    Administrative expenses                          78                 3                                   81
    Research and development                         19                 -                                   19

    Interest expense                                 28                 1          19  (b)                  48

    Interest income                                  (2)               (1)                                  (3)

    Other expense                                    17                (1)          6  (c)                  22
- ----------------------------------------------------------------------------------------------------------------------
         Total costs and expenses                 1,567                50          26                    1,643
- ----------------------------------------------------------------------------------------------------------------------

 Earnings before taxes                              297                16         (26)                     287

 Taxes on earnings                                  100                 6         (10) (d)                  96
- ----------------------------------------------------------------------------------------------------------------------

 Net earnings                                      $197               $10        $(16)                    $191
======================================================================================================================



 Earnings per share                                $.79                                                   $.77
======================================================================================================================

 Shares outstanding                                 249                                                    249
======================================================================================================================


                   Note 1: The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition outlined in Note 1 to the pro forma balance sheet.

                               The pro forma adjustments are made to reflect the following:

                               (a) Additional quarterly depreciation resulting
                                   from increased basis of plant assets
                                   acquired

                               (b) Quarterly interest charges on $300  7.75%
                                   Euronotes and on $740 6.9% commercial paper issued in connection with acquisition

                               (c) Quarterly amortization of goodwill on a
                                   straight-line basis

                               (d) Reduction of federal and state income taxes
                                   relating to above adjustments

                                   SIGNATURES

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, CAMPBELL SOUP COMPANY HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                       CAMPBELL SOUP COMPANY


Date: April 4, 1995

                                        BY: /s/ JOHN J. FUREY
                                           ------------------------------
                                           JOHN J. FUREY
                                           CORPORATE SECRETARY

                                         Pace Foods, Inc.

                                         Financial Statements

                                         Years Ended December 31, 1992 and 1993
                                         and the Nine-Month Periods Ended
                                         September 30, 1993 and 1994 (Unaudited)
                                         with Report of Independent Auditors






                                      F1

                                Pace Foods, Inc.

                              Financial Statements


                     Years Ended December 31, 1992 and 1993
                        and the Nine-Month Periods Ended
                    September 30, 1993 and 1994 (Unaudited)




                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


Financial Statements

Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Statements of Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Statements of Shareholder's and Partners' Equity  . . . . . . . . . . . . . . . . . . . . 5
Statements of Cash Flows  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8





                                      F2

               Report of Ernst & Young LLP, Independent Auditors



General Partner of
  Pace Foods, Ltd.

We have audited the accompanying balance sheets of Pace Foods, Inc. as of December 31, 1992 and 1993, and the related statements of income, shareholder's and partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pace Foods, Inc. at December 31, 1992 and 1993, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                               ERNST & YOUNG LLP

San Antonio, Texas
February 25, 1994





                                      F3

                               Pace Foods, Inc.

                                Balance Sheets


                                                          DECEMBER 31                 SEPTEMBER 30
                                                   1992                1993               1994
                                              ------------------------------------------------------
                                                                                       (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                   $       295,545     $      945,597     $     6,480,387
  Investments                                      27,143,618                 --          17,412,937
  Trade accounts receivable                        13,355,913         12,944,862          15,074,770
  Inventories                                       7,027,681          6,067,873           7,662,029
  Prepaid expenses                                    358,780            298,732             324,233
  Current portion of note receivable
    from shareholder                                4,091,000          4,091,000          32,727,000
  Advances to growers                               1,395,691          1,910,286             308,824
  Other receivables                                 2,329,759             39,565             950,443
                                              ------------------------------------------------------
Total current assets                               55,997,987         26,297,915          80,940,623

Intangible assets, net                              3,551,293          3,396,708           3,344,163

Property, plant, and equipment, net                22,147,005         26,230,905          25,163,664

Other assets:
  Long-term investments                             1,073,028          1,033,072           1,040,877
  Notes receivable from shareholder                36,818,000         32,727,000                  --
  Notes receivable principally from
    officers and employees                            957,247          1,271,305           1,015,647
  Notes receivable -- growers                              --                 --           1,111,633
  Other                                               263,483            367,245              49,733
                                              ------------------------------------------------------
                                                   39,111,758         35,398,622           3,217,890

                                              ------------------------------------------------------

Total assets                                  $   120,808,043     $   91,324,150     $   112,666,340
                                              ======================================================




                                      F4

                                                          DECEMBER 31                 SEPTEMBER 30
                                                   1992                1993               1994
                                              ------------------------------------------------------
                                                                                       (Unaudited)
LIABILITIES AND SHAREHOLDER'S AND
  PARTNERS' EQUITY
Current liabilities:
  Accounts payable                            $     6,585,943     $    8,141,586     $     8,491,009
  Accrued expenses                                  6,174,606          5,681,372           4,556,416
  Payable to securities broker                        519,918                 --                  --
  State income taxes payable                        1,501,398                 --                  --
  Revolving line of credit                                 --                 --          30,000,000
  Current portion of long-term debt                 4,091,000                 --                  --
                                              ------------------------------------------------------
Total current liabilities                          18,872,865         13,822,958          43,047,425

Other accrued liabilities                           5,344,486          5,821,318           8,616,006
Long-term debt                                     36,818,000                 --                  --

Shareholder's and partners' equity:
  Common stock, par value, $.01 per
    share; authorized 1,000 shares;
    issued and outstanding 100 shares                       1                  1                  --
  Retained earnings                                59,772,691         71,679,873                  --
  Unrealized holding gain on investments                   --                 --             623,225
  General partner's capital                                --                 --           3,005,657
  Limited partner's capital                                --                 --          57,374,027
                                              ------------------------------------------------------
Total shareholder's and
 partners' equity                                  59,772,692         71,679,874          61,002,909

                                              ------------------------------------------------------
Total liabilities and shareholder's
 and partners' equity                         $   120,808,043     $   91,324,150     $   112,666,340
                                              ======================================================



See accompanying notes.





                                      F5

                               Pace Foods, Inc.

                             Statements of Income


                                                                                NINE-MONTH PERIOD ENDED
                                             YEAR ENDED DECEMBER 31                 SEPTEMBER 30
                                             1992              1993              1993              1994
                                        --------------------------------------------------------------------
                                                                                       (Unaudited)
Net sales                               $  195,621,023    $  211,977,203    $  158,597,424    $  176,651,446
Cost of sales                               99,384,109       108,557,940        81,016,260        88,028,845
                                        --------------------------------------------------------------------
Gross profit                                96,236,914       103,419,263        77,581,164        88,622,601

Operating expenses:
 Selling                                    43,246,896        51,284,854        37,975,533        44,678,362
 General and administrative                 14,918,290        17,946,332        13,218,673         9,299,870
                                        --------------------------------------------------------------------
Operating profit                            38,071,728        34,188,077        26,386,958        34,644,369

Other income (expense):
 Amortization expense                         (206,135)         (206,135)         (153,957)         (159,169)
 Interest expense                           (4,310,008)       (3,697,764)       (2,893,218)         (778,186)
 Interest income -- note receivable          4,285,894         3,817,209         2,867,305         2,550,661
 Investment income                             715,105         1,183,686           885,730           363,883
 Unrealized loss on short accounts              (2,525)          (24,259)          (20,336)           (3,740)
 Equity in income of long-term
    investments                                  5,185                --             3,690             7,805
 Gain (loss) on sale of investments                350            89,425                --            (8,379)
 Miscellaneous income                          103,634            38,488            17,573           147,830
                                        --------------------------------------------------------------------
Income before taxes and
 extraordinary item                         38,663,228        35,388,727        27,093,745        36,765,074

 State income taxes                          1,298,487         1,020,045         1,111,666           127,092
                                        --------------------------------------------------------------------
 Income before extraordinary item           37,364,741        34,368,682        25,982,079        36,637,982

Extraordinary item:

 Loss on early extinguishment
    of debt (less applicable state
    income taxes of $105,935)                       --         2,248,170                --                --
                                        --------------------------------------------------------------------

Net income                              $   37,364,741    $   32,120,512    $   25,982,079    $   36,637,982
                                        ====================================================================



See accompanying notes.





                                      F6

                                Pace Foods, Inc.

                Statements of Shareholder's and Partners' Equity


                                                                                      C.A.G.           C.A.G.
                                                                                   MANAGEMENT,       HOLDING,           TOTAL
                                                                     UNREALIZED        INC.             INC.        SHAREHOLDER'S
                                   COMMON STOCK                       HOLDING         GENERAL         LIMITED            AND
                                -----------------      RETAINED       GAIN ON         PARTNER         PARTNER         PARTNERS'
                                 SHARES    AMOUNT      EARNINGS      INVESTMENTS      CAPITAL         CAPITAL           EQUITY
                                -------------------------------------------------------------------------------------------------
Balance at
  January 1, 1992                 100        $1      $ 49,060,736      $     --    $         --    $          --    $  49,060,737
    Cash distributions paid        --        --       (26,652,786)           --              --               --      (26,652,786)
    Net income                     --        --        37,364,741            --              --               --       37,364,741
                                -------------------------------------------------------------------------------------------------
Balance at
  December 31, 1992               100         1        59,772,691            --              --               --       59,772,692
    Cash distributions paid        --        --       (20,173,374)           --              --               --      (20,173,374)
    Noncash distribution           --        --           (39,956)           --              --               --          (39,956)
    Net income                     --        --        32,120,512            --              --               --       32,120,512
                                -------------------------------------------------------------------------------------------------
Balance at
  December 31, 1993               100         1        71,679,873            --              --               --       71,679,874
    Reorganization and
      capital restructuring
      on January 1, 1994
      (unaudited)                (100)       (1)      (71,679,873)           --       3,030,300       71,679,874        3,030,300
    Unrealized holding gain on
      investments (unaudited)      --        --                --       623,225              --               --          623,225
    Cash distributions paid
      (unaudited)                  --        --                --            --        (391,023)     (50,577,449)     (50,968,472)
    Net income for the nine-
      month period (unaudited)     --        --                --            --         366,380       36,271,602       36,637,982
                                --------------------------------------------------------------------------------------------------
Balance at
  September 30, 1994
  (unaudited)                      --       $--      $         --     $ 623,225    $  3,005,657    $  57,374,027    $  61,002,909
                                =================================================================================================



See accompanying notes.





                                      F7

                               Pace Foods, Inc.

                           Statements of Cash Flows



                                                                                                 NINE-MONTH PERIOD ENDED
                                                               YEAR ENDED DECEMBER 31                  SEPTEMBER 30
                                                                1992             1993             1993             1994
                                                            --------------------------------------------------------------
                                                                                                       (Unaudited)
OPERATING ACTIVITIES
Net income                                                 $ 37,364,741     $ 32,120,512     $ 25,982,079     $ 36,637,982
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                            2,794,356        4,255,374        2,892,082        3,254,321
     Loss on sale of property, plant, and
       equipment                                                  4,030           12,056            6,085          122,820
     Equity in income of long-term
       investments                                               (5,185)              --           (3,690)          (7,805)
     Loss (gain) on sale of investments                            (350)         (89,425)              --            8,379
     Changes in operating assets and
       liabilities:
         Decrease (increase) in trade
           accounts receivables                                (980,097)         411,051        1,355,599       (2,129,908)
         Decrease (increase) in                              (1,137,649)         959,808        1,568,176       (1,594,156)
           inventories
         (Increase) decrease in prepaid
           expenses                                              52,210           60,048           67,558          (25,501)
         (Decrease) increase in advances
           to growers                                        (1,395,691)        (514,595)         609,482          489,829
         Decrease (increase) in other
           receivables and other assets                        (431,014)       2,186,432        5,173,237         (593,366)
         Increase in accounts payable and
           accrued expenses                                   1,041,755        1,539,241        1,790,887        2,019,155
         Increase (decrease) in state
           income taxes payable                               1,501,398       (1,501,398)        (401,163)              --
                                                            --------------------------------------------------------------
Net cash provided by operating activities                    38,808,504       39,439,104       39,040,332       38,181,750

INVESTING ACTIVITIES
Purchases of property, plant, and equipment                  (6,616,138)      (8,186,475)      (5,858,561)      (2,163,111)
Proceeds from sale of property, plant, and equipment             13,445           41,280            1,000           12,380
Decrease (increase) in notes receivable principally
  from officers and employees                                  (149,028)        (314,058)        (261,110)         255,658
Decrease in long-term receivables                                45,813               --               --               --
(Decrease) increase in payable to broker                        519,918         (519,918)        (519,918)              --
Principal payments on note receivable from shareholder        8,182,000        4,091,000               --        4,091,000
Purchases of investments                                    (51,806,985)     (70,666,738)     (56,093,185)     (30,755,966)
Proceeds from sale of investments                            41,815,718       97,899,781       43,353,336       13,957,875
Purchase of intangible                                               --          (51,550)              --         (106,624)
                                                            --------------------------------------------------------------

Net cash provided by (used in) investing activities          (7,995,257)      22,293,322      (19,378,438)     (14,708,788)





                                      F8

                                Pace Foods, Inc.

                      Statements of Cash Flows (continued)


                                                                                              NINE-MONTH PERIOD ENDED
                                                              YEAR ENDED DECEMBER 31                 SEPTEMBER 30
                                                               1992             1993             1993             1994
                                                           ---------------------------------------------------------------
                                                                                                      (Unaudited)
FINANCING ACTIVITIES
Principal payments on long-term debt                       $ (9,091,000)    $(40,909,000)    $ (4,091,000)    $         --
Proceeds from draw on revolving line of credit                       --               --               --       30,000,000
Capital contribution by general partner                              --               --               --        3,030,300
Cash distributions paid                                     (26,652,786)     (20,173,374)     (15,506,170)     (50,968,472)
                                                           ---------------------------------------------------------------
Net cash used in financing activities                       (35,743,786)     (61,082,374)     (19,597,170)     (17,938,172)
                                                           ---------------------------------------------------------------

Increase (decrease) in cash and cash equivalents             (4,930,539)         650,052           64,724        5,534,790
Cash and cash equivalents at beginning
  of year                                                     5,226,084          295,545          295,545          945,597
                                                           ---------------------------------------------------------------

Cash and cash equivalents at end of period                 $    295,545     $    945,597     $    360,269     $  6,480,387
                                                           ===============================================================
SUPPLEMENTAL DISCLOSURES
Interest paid                                              $  4,443,876     $  4,577,308     $  2,981,175     $    745,242
State income taxes paid                                              --        2,521,443        1,512,829           19,092

NONCASH TRANSACTIONS
Investing activities:
  Unrealized holding gain on investments                   $         --     $         --     $         --     $    623,225
  Distribution of long-term investment                               --           39,956               --               --
  Transfer of farmer advances to long-term
    notes receivable                                                 --               --               --        1,111,633




See accompanying notes.





                                      F9

                                Pace Foods, Inc.

                         Notes to Financial Statements

                           December 31, 1992 and 1993
                Information as to September 30, 1994 and for the
           Nine Months Ended September 30, 1993 and 1994 is Unaudited


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND CAPITAL RESTRUCTURING

Pace Foods, Inc., a Delaware corporation (the Company), was incorporated on November 13, 1991. Effective January 1, 1994, the Company changed its name to C.A.G. Holding, Inc., a Delaware corporation, and simultaneously transferred all of its assets and liabilities to Pace Foods, Ltd., a Texas limited partnership (the Company, Ltd.), in consideration for a 99% limited partnership interest in the Company, Ltd. Additionally, C.A.G. Management, Inc., a Delaware corporation, purchased a 1% general partnership interest in the Company, Ltd. for cash consideration of $3,030,300. Pursuant to the General Conveyance, Transfer and Assignment dated January 1, 1994, the audited balance sheet of the Company as of December 31, 1993 became the beginning balance sheet of the Company, Ltd. C.A.G. Holding, Inc. and C.A.G. Management, Inc. are owned 100% by the same sole shareholder who was the previous sole shareholder of the Company prior to the reorganization. The reorganization has not been retroactively reported in the financial statements as the assets, liabilities, and operations after the reorganization and capital restructuring are still owned 100% by the previous sole shareholder of the Company.

The nine-month period ended September 30, 1994 represents 100% of the operations of the Company, Ltd. from January 1, 1994 to September 30, 1994 and the assets and liabilities of the Company, Ltd. at September 30, 1994. The accompanying unaudited financial statements include all adjustments consisting of only normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation.

All references to the "Company" for 1992 and 1993 and "Company, Ltd."
for 1994 relate to the same operating assets, liabilities, and operations of Pace Foods. The capital restructuring had no effect on the ultimate ownership by the sole shareholder other than legal structure and taxing entities.





                                     F10

                               Pace Foods, Inc.

                   Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DESCRIPTION OF BUSINESS

The Company is a food products manufacturer specializing in tomato-based products with jalapenos. The Company currently has two primary products: Pace Picante Sauce, the original product, and Pace Thick & Chunky Salsa.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include currency on hand, money market accounts, demand deposits with financial institutions, and all highly liquid financial instruments purchased with an original maturity of three months or less.

INVESTMENTS

Management determines the appropriate classification of marketable equity and debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. At September 30, 1994, all of the Company's marketable equity and debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity. The cost of securities sold is based on the specific identification method. Dividends on securities classified as available-for-sale are included in "investment income."

TRADE ACCOUNTS RECEIVABLE

Accounts receivable are recorded on an accrual basis in the period in which the product is shipped. Trade accounts receivable is shown, less allowance for doubtful accounts of $82,439 and $81,290 for the years ended December 31, 1992 and 1993, respectively, and $81,290 as of September 30, 1994. Management has estimated and recorded an allowance for sales discounts on an accrual basis to recognize unearned discounts. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.





                                     F11

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

The Company's inventories are stated at the lower of cost or market. Costs are determined using a standard cost method based on a first-in, first-out (FIFO) basis.

ADVANCES TO GROWERS

Advances to growers represent cash advances to third party growers to be utilized by such growers in farming operations for the Company. These growers, located in the U.S. (55% based on pounds to be provided) and in Mexico (45% based on pounds to be provided) at December 31, 1993 and September 30, 1994, grow and harvest field and row crops for the Company under a contract. Terms of the contract include a specific price per pound that the Company will pay upon harvest and delivery of these crops to the Company. There were no reserves for uncollectible advances for the fiscal years ended December 31, 1992 and 1993. Advances to growers is shown less reserves for uncollectible advances of $228,600 as of September 30, 1994.

Advances to growers are recovered when delivery of these crops are made to the Company. The recovery is based on a contractual agreement with the individual growers (see Note 12 for purchase commitments). The Company performs periodic reviews of its growers and determines whether any advances to growers may not be collectible, and at the time of this determination an allowance is established with a corresponding charge to expense. The advances to growers are uncollateralized.

INTANGIBLES

Intangibles consist of the excess of purchase price over the fair value of net assets acquired, formula and process costs, and trademark and trade name costs. All trademark and trade name costs relate to Territorial House. Amortization is computed on a straight-line basis over the useful lives of the assets.





                                     F12

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited



1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment is stated at cost. The Company provides for depreciation of property, plant, and equipment using primarily accelerated cost recovery and modified accelerated cost recovery methods that approximate a double declining method acceptable under generally accepted accounting principles. Major renewals and betterments are charged to the property accounts while replacements, maintenance, and repairs which do not improve or extend the lives of the respective assets are expensed currently.

LONG-TERM INVESTMENTS

Long-term investments consist primarily of investments in limited partnerships and other long-term investments for which no active secondary market exists. The Company's investments in limited partnerships are accounted for on the equity basis of accounting.

INCOME TAXES

Federal

For federal income tax purposes, the Company's shareholder elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the Company did not pay federal income taxes; rather, its income was passed directly through to its shareholder for the years ended December 31, 1992 and 1993.

As a result of the reorganization and capital restructuring discussed above, the Company, Ltd., a Texas limited partnership, does not pay federal income taxes; rather, its income is passed directly through to its general and limited partners for the period of January 1, 1994 to September 30, 1994.





                                     F13

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company's federal income tax returns are subject to examination by taxing authorities. Because the application of tax laws and regulations to many types of transactions is susceptible to varying interpretations, amounts reported in the financial statements could be changed at a later date as a result of examination by taxing authorities.

State

The state of Texas has a provision in its franchise tax statute to include a tax based on income. Under the law, the amount of franchise tax owed by a corporation is the greater of .25% of total capital or 4.5% of the net taxable earned surplus apportioned to Texas sales. Net taxable earned surplus is a term defined by the tax statute and is based on federal taxable income.
As a result of the law, the Company has recorded the earned surplus portion of the tax in its financial statements as state income taxes for the years ended December 31, 1992 and 1993.

As a result of the reorganization discussed above, the Company, Ltd., a Texas limited partnership, does not pay state income taxes; rather, its income is passed directly through to its general and limited partners for state income tax purposes for the period of January 1, 1994 to September 30, 1994.

REVENUE RECOGNITION

Product revenue is recognized when the product is shipped. Sales are solicited throughout the year, with a concentration in the fall and continuing through early winter. Sales carry cash, volume, and promotional discounts in conjunction with volumes purchased and payment terms. Revenue from these sales are recorded net of a provision for cash discounts that are anticipated to be earned and deducted at the time of payment by the customer. Additionally, volume and promotional discounts that are anticipated to be earned and deducted at the time of payment by the customer are estimated and reserved for as an accrued liability with a corresponding charge to selling expense. The estimated discounts represent an average of historical amounts taken and are adjusted as program terms are changed.





                                     F14

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING

Advertising costs of the Company include costs related to broadcast and print media advertising expenses. Total advertising expense amounted to approximately $19,169,000 and $24,920,000 for the years ended December 31, 1992 and 1993, respectively, and $17,898,000 and $22,024,000 for the nine-month periods ended September 30, 1993 and 1994, respectively. For all periods presented, advertising costs are expensed as incurred.

EARNINGS AND DISTRIBUTIONS PER SHARE

Earnings and distributions per share have not been calculated in the accompanying financial statements. For the years ended December 31, 1992 and 1993, all outstanding shares were owned by a sole shareholder. For the period ended September 30, 1994, the sole shareholder owned 100% interest in both the general partner and limited partner of the Company, Ltd.

2. INVESTMENTS

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective for fiscal years beginning after December 15, 1993. Under the new rules, debt securities that the Company, Ltd. has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Company, Ltd. does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading are carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of shareholders' equity. Unrealized holding gains and losses on securities classified as trading are reported in earnings.





                                     F15

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


2. INVESTMENTS (CONTINUED)

The Company, Ltd. adopted the provisions of the new standard for investments held as of January 1, 1994. In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle. There was no cumulative effect upon adoption in accordance with the new rules.

The following is a summary of available-for-sale securities held by the Company at September 30, 1994:

                             AVAILABLE-FOR-SALE SECURITIES
                -----------------------------------------------------

                                GROSS        GROSS
                              UNREALIZED   UNREALIZED     ESTIMATED
                     COST        GAINS       LOSSES       FAIR VALUE
                -----------------------------------------------------

Obligations of
 states and
 governmental
 subdivisions
                $  16,789,712    $  623,225    $ --    $  17,412,937
                -----------------------------------------------------

                $  16,789,712    $  623,225    $ --    $  17,412,937
                =====================================================

The gross realized loss on the sales of available-for-sale securities totaled $8,379 for the nine months ended September 30, 1994. The net adjustment to unrealized holding gains on available-for-sale securities included as a separate component of partners' equity totaled $623,225.

The amortized cost of estimated fair value of debt securities at September 30, 1994, by contracting maturity, are shown below:

                                                       ESTIMATED
                                           COST        FAIR VALUE
                                      --------------------------------
AVAILABLE-FOR-SALE

Due in one year or less                $   9,425,074   $    9,895,431
Due after one year through five years      7,364,638        7,517,506
                                      --------------------------------

                                       $  16,789,712   $   17,412,937
                                      ================================



                                     F16

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


2. INVESTMENTS (CONTINUED)

At December 31, 1992, the current portfolio of marketable securities was carried at the lower of aggregate cost or market. Marketable securities included in current assets had a cost of $27,143,618 at December 31, 1992. All investments held at December 31, 1992 were sold in 1993 and a net realized gain of $89,425 on the sale of all marketable securities was included in the determination of net income for 1993.

No valuation allowance was recorded in 1992 since the marketable securities portfolio had an aggregate market value equal to or in excess of aggregate cost.

A net realized gain of $350 on the sale of marketable securities was included in the determination of net income for 1992.

The cost of marketable securities sold was based on the first-in, first-out basis of the shares of each security held at the time of the sale.

3. INVENTORIES

Inventories consist of:

                                    DECEMBER 31          SEPTEMBER 30
                                 1992         1993           1994
                           --------------------------------------------

Raw materials              $  1,711,537    $  1,796,371    $  1,925,002
Packaging materials             716,531         706,800         697,458
Finished goods                4,599,613       3,564,702       5,039,569
                           --------------------------------------------

                           $  7,027,681    $  6,067,873    $  7,662,029
                           ============================================





                                      F17

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


4. NOTE RECEIVABLE FROM SHAREHOLDER

Subsequent to December 31, 1993, the Company transferred its note receivable in the original amount of $55,000,000 to the Company, Ltd. as a part of the reorganization discussed in Note 1. The Company, Ltd. renewed the note receivable to the shareholder for advances of up to an aggregate of $45,000,000. Terms of the new note include interest at 10.32% on the outstanding balance, payable quarterly on the 15th day of April, July, October, and January, and a principal payment of $4,091,000 due on January 15, 1994. The remaining unpaid principal and interest is due on January 15, 1995. There are certain options of extension to the shareholder to repay the unpaid principal balance beyond 1995.

Interest income in the amount of approximately $4,285,894 and $3,817,209 for the years ended December 31, 1992 and 1993, respectively, and $2,867,305 and $2,550,661 for the nine months ended September 30, 1993 and 1994, respectively, has been recognized on the note receivable from shareholder.

5. INTANGIBLES

Intangible assets consist of:

                                   DECEMBER 31         SEPTEMBER 30
                               1992          1993          1994    USEFUL LIVES
                         ------------------------------------------------------

GOODWILL                  $  4,575,249  $  4,575,249  $  4,575,249    40 YEARS
Accumulated amortization    (1,180,149)   (1,294,531)   (1,380,317)
                         -----------------------------------------
Book value                   3,395,100     3,280,718     3,194,932

LICENSING AGREEMENT          1,060,000     1,060,000     1,060,000    12 YEARS
Accumulated amortization      (912,773)   (1,001,105)   (1,060,000)
                         -----------------------------------------
Book value                     147,227        58,895            --

PACKAGING                       12,814        64,364       170,988     5 YEARS
Accumulated amortization        (3,848)       (7,269)      (21,757)
                         -----------------------------------------
Book value                       8,966        57,095       149,231
                         -----------------------------------------

Total net book value      $  3,551,293  $  3,396,708  $  3,344,163
                         =========================================





                                     F18

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


6. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consists of:

                                DECEMBER 31         SEPTEMBER 30
                              1992       1993           1994      USEFUL LIVES
                         -----------------------------------------------------

Land                     $ 5,312,826   $ 5,312,826   $ 5,312,826            --
Building and plant         6,874,417     7,262,408     7,507,922    31.5 Years
Furniture and fixtures     1,230,915     1,522,492     1,478,528      7  Years
Leasehold improvements       926,833       926,833     1,026,617    31.5 Years
Machinery and equipment   14,737,257    22,352,848    23,371,650   5 - 7 Years
Automobiles                  130,315       130,315       130,315      5  Years
Projects in process        2,297,182     2,029,273     2,737,050            --
                         ---------------------------------------
                          31,509,745    39,536,995    41,564,908
Less accumulated
 depreciation              9,362,740    13,306,090    16,401,244
                         ---------------------------------------

                         $22,147,005  $ 26,230,905  $ 25,163,664
                         =======================================

7. ACCRUED EXPENSES

Accrued expenses shown in the current liabilities section of the financial statements consist of the following:

                                      DECEMBER 31          SEPTEMBER 30
                                    1992        1993            1994
                              ------------------------------------------

Accrued salaries, benefits,
 and related expenses         $  1,772,861   $  2,385,835   $  1,114,115
Accrued selling expenses         3,345,398      2,756,719      2,727,694
Accrued interest payable           879,544             --         42,944
Other                              176,803        538,818        671,663
                              ------------------------------------------

                              $  6,174,606   $  5,681,372   $  4,556,416
                              ==========================================





                                     F19

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


8. OTHER ACCRUED LIABILITIES

Other accrued liabilities represents an executive incentive bonus program. The incentive bonus is calculated on an annual basis as a multiple of adjusted company earnings. The incentive bonus is expensed as earned although payout of earned incentive bonus amounts does not occur until a future period and is in accordance with the plan's payout provisions.

9. REVOLVING LINE OF CREDIT AND LONG-TERM DEBT

At December 31, 1992 and 1993, the Company had a $10,000,000 revolving line of credit at prime or LIBOR plus .75%, expiring on January 15, 1994. As of December 31, 1992 and 1993, the Company had $10,000,000 available. In addition, the Company had $2,000,000 available for standby letters of credit, of which $742,000 and $1,193,000 were outstanding as of December 31, 1992 and 1993, respectively. Each year's available amounts expired in June of the following year.

In January 1994, the Company, Ltd. refinanced the Company's original $10,000,000 revolving line of credit to $12,000,000, at prime or LIBOR plus .75%, of which $5,000,000 could be used for standby letters of credit. In March of 1994, the Company entered into a new $40,000,000 credit agreement which expires on May 1, 1997. Under the new credit agreement, the Company must maintain a $20,000,000 promissory note with the financial institution to have an additional $20,000,000 committed by the financial institution. The credit agreement provides an interest rate of prime or LIBOR plus .75%. Loans drawn on the additional $20,000,000 commitment are subject to bid from other financial institutions thereby causing these interim bid loans to charge interest at or below prime or LIBOR plus .50%. Interim bid loans accepted from other financial institutions reduce the additional $20,000,000 committed by the financial institution. Amounts outstanding with the primary financial institution cannot exceed $30,000,000. At September 30, 1994, the Company, Ltd. had available $10,000,000 under the $40,000,000 credit agreement. Commitment fees are paid by the Company, Ltd. for unused committed funds available at the financial institution at a rate of .25%. The credit agreement has restrictive loan covenants. Loan covenants restrict the Company's





                                     F20

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


9. REVOLVING LINE OF CREDIT AND LONG-TERM DEBT (CONTINUED)

indebtedness to the general and limited partners, defines acceptable investments, and limits capital expenditures as well as distributions. Covenants also include certain covenant calculations based on financial results. As of September 30, 1994, the Company, Ltd. has $30,000,000 outstanding under its credit agreement. The outstanding principal balance is due on May 1, 1997, with interest payable quarterly and all unpaid interest due at maturity.

Additionally, with the new credit agreement, the Company, Ltd. replaced the $12,000,000 line of credit with a new $8,000,000 line of credit, which expires on March 22, 1995, at prime or LIBOR plus .75%, of which $2,000,000 can be used for standby letters of credit. The outstanding principal balance is due on March 22, 1995, with interest payable quarterly and all unpaid interest due at maturity. As of September 30, 1994, the Company, Ltd. had not utilized the $8,000,000 line of credit other than for approximately $1,032,000 in outstanding letters of credit.

The Company had long-term debt agreements with financial institutions amounting to $36,818,000, as well as a current portion of $4,091,000 as of December 31, 1992, which were subsequently paid in full during 1993. The early extinguishment of debt resulted in prepayment penalty interest of $2,248,170, net of state income taxes of $105,935. The note agreements contained restrictive covenants which the Company met or had waived by the lender. In addition, the shareholder was restricted to cash withdrawals based on certain financial ratios and a percentage of net earnings as defined by the note agreements.

10. EMPLOYEE BENEFIT PLANS

PENSION PLAN

The Company has a defined benefit pension plan (Pension Plan) covering substantially all of its associates. The benefits are based upon a formula utilizing years of service and a percentage of monthly income in relationship to projected Social Security Compensation at age 65. The Company's funding policy is to contribute amounts to the plan sufficient





                                     F21

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


10. EMPLOYEE BENEFIT PLANS (CONTINUED)

to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amount as the Company may determine to be appropriate from time to time.

Contributions provide for benefits attributed to service to date and also for those expected to be earned in the future.

The following table sets forth the Pension Plan's funded status and amounts recognized in the Company's balance sheet at 1992, 1993, and 1994:

                                     DECEMBER 31            SEPTEMBER 30
                                   1992        1993        1993        1994
                              -------------------------------------------------
Actuarial present value of
 benefit obligations:
  Accumulated benefit
   obligation, including
   vested benefits of
   $229,571 and $1,462,194 at
   December 31, 1992 and 1993
   and $1,051,839 and
   $1,342,095 at September
   30, 1993 and 1994,
   respectively                $ 1,139,361  $ 1,758,909  $ 1,317,254 $ 1,754,001
                               =================================================


Projected benefit obligation
 for service rendered to
 date                          $ 2,483,864  $ 3,521,347  $ 2,871,680 $ 2,951,650
Plan assets at fair value,
 primarily cash equivalents,
 marketable securities, and
 bonds                           1,367,455    1,425,954    1,501,644   2,121,628
                               -------------------------------------------------
Plan assets deficient of
 projected benefit
  obligations                    1,116,409    2,095,393    1,370,036     830,022
Unrecognized net gain from
 past experience different
 from that assumed and
 effects of changes
 in assumptions                    964,393    1,560,273     937,120      741,234
                               -------------------------------------------------

Current pension obligation
 accrued                        $  152,016   $  535,120  $  432,916  $    88,788
                               =================================================


                                     F22

                               Pace Foods, Inc.

                  Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


10. EMPLOYEE BENEFIT PLANS (CONTINUED)

                                                            NINE-MONTH PERIOD ENDED
                                             DECEMBER 31        SEPTEMBER 30
                                             1992     1993       1993       1994
                                         ------------------------------------------
Net pension cost included the following
 components:
  Service cost -- benefits earned during
   the period                            $ 303,300  $ 405,441  $ 304,081  $ 306,381
  Interest cost on projected benefit
   obligations                             143,056    196,487    147,365    142,538
  (Gain) on plan assets                    (42,390)   (56,982)   (96,400)  (122,069)
  Net amortization and deferral            (75,220)   (35,188)    27,273     31,760
                                         ------------------------------------------

Net periodic pension cost                $ 328,746  $ 509,758  $ 382,319  $ 358,610
                                         ==========================================

The discount rate was 8.0%, 7.25%, 8.0% and 7.5% at December 31, 1992 and 1993, and September 30, 1993 and 1994, respectively. The expected long-term rate of return on plan assets was 8.5% in 1992, 1993, and 1994.

ASSOCIATE SAVINGS PLAN

The Company has an Associate Savings Plan covering all eligible associates of the Company who have completed one year of service. The Company matches up to 75% of the associates' contributions with a ceiling on the matching of 4% of the participant's compensation. The Company contributed approximately $116,000 and $71,085 for the years ended 1992 and 1993, respectively, and $44,893 and $68,865 for the nine-month periods ended September 30, 1993 and 1994, respectively. The associate contribution limitations are determined by formulas which limit the upper one-third of the plan members from contributing amounts that would cause the Plan to be top-heavy. The overall contribution is limited to 14% of the associate's compensation.




                                      F23

                               Pace Foods, Inc.

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


11. RELATED PARTY TRANSACTIONS

The Company had loans to officers amounting to approximately $599,542, $951,000 and $1,016,000 for the periods ended December 31, 1992 and 1993 and September 30, 1994, respectively Additionally, the Company has a receivable due from its shareholder (see Note 4).

12. COMMITMENTS

As of December 31, 1993, the Company had outstanding purchase commitments of $35,012,243 and $265,241, respectively, for raw materials and machinery and equipment expiring at various dates through 1994. At September 30, 1994, purchase commitments were $37,337,392 and $384,281, respectively, for raw materials and machinery and equipment expiring at various dates through 1994 and 1995.

In addition, at December 31, 1993, the Company had outstanding purchase commitments expiring at various dates in 1994 of $12,510,005 to growers for the purchase of field and row crops to be harvested and delivered to the Company after December 31, 1993. Outstanding purchase commitments to growers at September 30, 1994 amounted to $19,725,277 and expire at various dates in 1994 and 1995.

The Company leases certain of its inventory warehouses and office space under operating leases expiring at various dates through 1994. Terms of these agreements generally range from 1 -- 5 years and may include renewal options for various terms of up to 10 years. Total rental expense for operating leases amounted to $860,238 and $651,278 for the years ended December 31, 1992 and 1993, respectively, and $583,159 and $1,106,887 for the nine-month periods ended September 30, 1993 and 1994, respectively.





                                      F24

                               Pace Foods, Inc.

                   Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


12. COMMITMENTS (CONTINUED)

The minimum rental commitments under all operating leases with initial or remaining terms of more than one year are as follows:

                                              DECEMBER 31     SEPTEMBER 30
                                                  1993            1994
                                            ------------------------------
              1994                          $  1,026,531      $         --
              1995                               968,283         1,028,228
              1996                               803,806           856,382
              1997                               664,430           666,154
              1998                               527,198           137,232
              1999 and thereafter                     --                --
                                            ------------------------------

                                            $  3,990,248      $  2,687,996
                                            ==============================


13. RESEARCH AND DEVELOPMENT COSTS

Research and development costs charged to administrative expenses amounted to $2,281,580 and $1,386,204 for the years ended December 31, 1992 and 1993, respectively, and $1,008,981 and $960,925 for the nine-month periods ended September 30, 1993 and 1994, respectively.

14. CONTINGENCIES

At December 31, 1992 and 1993 and September 30, 1994, the Company was involved in certain claims. Management believes that the ultimate outcome of these claims is not determinable at December 31, 1993 and September 30, 1994, if settled, would not have a materially adverse effect on the Company's financial statements.





                                      F25

                               Pace Foods, Inc.

                   Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


15. PRO FORMA TAX INFORMATION (UNAUDITED)

For federal income tax purposes, the Company was taxed under the provisions of Subchapter S of the Internal Revenue Code for the years ended December 31, 1992 and 1993. Accordingly, the Company did not pay federal income taxes; rather, its income was passed directly through to its sole shareholder. As a result of a reorganization, the Company became a Texas limited partnership on January 1, 1994. For the period of January 1, 1994 to September 30, 1994, the Company, Ltd.'s income is passed through to its general and limited partners for federal income tax purposes. Therefore, no provision for federal income taxes has been provided in the financial statements.

The following table represents the taxes that would have resulted had the Company been organized under the provisions of Subchapter C of the Internal Revenue Code for the years ended December 31, 1992 and 1993, and the nine months ended September 30, 1993 and 1994. Taxes have been computed in accordance with FASB Statement 109, "Accounting for Income Taxes."

Under Statement 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Significant components of the Company's deferred tax liabilities consist of depreciation and prepaid insurance. Significant components of the Company's deferred tax assets consist of executive incentive bonus program accruals, bad debt reserve, state tax accrual, and the reserve for coupon redemptions.





                                      F26

                               Pace Foods, Inc.

                   Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


15. PRO FORMA TAX INFORMATION (UNAUDITED) (CONTINUED)

Assuming the Company was organized under Subchapter C of the Internal
Revenue Code, the current and deferred income tax provisions (benefits) would be as follows:

                             YEAR ENDED                 NINE MONTHS ENDED
                            DECEMBER 31                   SEPTEMBER 30
                       1992             1993            1993          1994
                 ------------------------------------------------------------

  Current:
   Federal         $  13,643,299  $  10,301,103  $   8,339,797  $  13,814,508
   State               1,298,487      1,125,980      1,111,666        127,092
                 ------------------------------------------------------------
                      14,941,786     11,427,083      9,451,463     13,941,600
  Deferred:
   Federal            (1,057,277)       637,474        543,398     (1,081,421)
                 ------------------------------------------------------------
                   $  13,884,509  $  12,064,557  $   9,994,861  $  12,860,179
                 ============================================================

The reconciliation between the federal statutory tax rate and what the Company's effective tax rate would be is as follows:

                                 YEAR ENDED                 NINE MONTHS ENDED
                                DECEMBER 31                   SEPTEMBER 30
                            1992            1993           1993         1994
                 ----------------------------------------------------------------

Income before
 income taxes           $  38,663,228 $  33,246,492  $  27,093,745  $  36,765,074
Statutory rate                     34%           35%            35%            35%
                 ----------------------------------------------------------------

                           13,145,498    11,636,272      9,482,811     12,867,776
Less permanent
 difference for:
 State income taxes,
  net of federal
  benefit                     857,001       731,887        722,583         82,610
 Tax-exempt municipal
  interest                   (235,298)     (387,179)      (292,072)      (145,845)


                                      F27

                               Pace Foods, Inc.

                   Notes to Financial Statements (continued)

                          December 31, 1992 and 1993
               Information as to September 30, 1994 and for the
          Nine Months Ended September 30, 1993 and 1994 is Unaudited


15. PRO FORMA TAX INFORMATION (UNAUDITED) (CONTINUED)

                               YEAR ENDED             NINE MONTHS ENDED
                               DECEMBER 31              SEPTEMBER 30
                            1992        1993        1993        1994
                      ----------------------------------------------------------
Amortization of
 goodwill              $     39,327  $      40,034  $      30,025  $      30,025
Nondeductible research
 and development
 expenses
                             77,573             --             --             --
Other, net                      408         43,543         51,514         25,613
                      ----------------------------------------------------------
Provision for
 income tax            $ 13,884,509  $  12,064,557  $   9,994,861  $  12,860,179
                      ==========================================================




                                      F28